EXHIBIT 99.1

DHI Group, Inc.
Business Outlook and Non-GAAP Supplemental Data

Q4 2016 and Full-Year 2016 Business Outlook
($ in millions, except per share)	Nine months ended Sept. 30, 2016	Q4 2016 Outlook	FY 2016 Outlook	Slashdot Media and disposition related and other costs	FY 2016 Outlook (Excluding, Slashdot Media and disposition related and other costs)		Impairment Charge	FY 2016 Outlook Excluding Certain Items (1)
Revenues	$172.0	$54.0 - $55.0	$226.0 - $227.0	$(0.7)	$225.3 - $226.3		$0.0	$225.3 - $226.3

Income Tax Rate	(43)%	36% - 37%	NM - NM	37%	210% - 220%	(2)	11%	36% - 36%

Net Income (Loss)	$(10.9)	$4.6 - $4.8	$(6.3) - $(6.1)	$2.3	$(4.0) - $(3.8)	(3)	$21.8	$17.8 - $18.0	(4)

Diluted Earnings (Loss) Per Share	$(0.22)	$0.09 - $0.10	$(0.13) - $(0.12)	$0.05	$(0.08) - $(0.07)	(5)	$0.44	$0.36 - $0.37	(6)

Total Adjusted EBITDA	$43.8	$13.4 - $13.8	$57.2 - $57.6	$1.0	$58.2 - $58.6		$0.0	$58.2 - $58.6
(1) Excludes Slashdot Media, disposition related and other costs, and impairment charge
(2) Compares to 150% - 160% for the FY 2016 Business Outlook section of the earnings press release filed on November 1, 2016, on Form 8-K
(3) Compares to $(2.2) - $(2.0) for the FY 2016 Business Outlook section of the earnings press release filed on November 1, 2016, on Form 8-K
(4) Compares to $19.5 - $19.8 for the FY 2016 Business Outlook section of the earnings press release filed on November 1, 2016, on Form 8-K
(5) Compares to $(0.05) - $(0.04) for the FY 2016 Business Outlook section of the earnings press release filed on November 1, 2016, on Form 8-K
(6) Compares to $0.40 - $0.41 for the FY 2016 Business Outlook section of the earnings press release filed on November 1, 2016, on Form 8-K

Reconciliation of Net Income (Loss) to Adjusted EBITDA
($ in millions, except per share)	Nine months ended Sept. 30, 2016	Q4 2016 Outlook			FY 2016 Outlook
Net income (loss)	$(10.9)	$4.6	-	$4.8	$(6.3)	-	$(6.1)
Interest expense	2.6	0.7	-	0.8	3.3	-	3.4
Income tax expense	3.3	2.8	-	2.7	6.1	-	6.0
Depreciation and amortization of intangible assets	13.7	2.9	-	3.0	16.6	-	16.7
Impairment of goodwill	15.4	0.0	-	0.0	15.4	-	15.4
Impairment of intangible assets	9.3	0.0	-	0.0	9.3	-	9.3
Non-cash stock compensation expense	7.9	2.4	-	2.5	10.3	-	10.4
Severance - Slashdot Media	1.0	0.0	-	0.0	1.0	-	1.0
Accelerated stock based compensation expense - Slashdot Media	0.9	0.0	-	0.0	0.9	-	0.9
Loss on sale of business	0.6	0.0	-	0.0	0.6	-	0.6
Total Adjusted EBITDA	$43.8	$13.4	-	$13.8	$57.2	-	$57.6